The Eagle Oil and Gas Proppants Acquisition Presentation

Disclaimer The information in this presentation includes “forward-looking statements”. All statements, other than statements of historical facts included in this presentation regarding Smart Sand, Inc.’s (“Smart Sand” or the “Company”) expectations regarding the acquisition of Eagle Oil and Gas Proppants Holdings, LLC, as well as statements regarding strategy, future operations, financial position, estimated financial performance, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this presentation, the words “could,” “believe,” “expect,” “anticipate,” “intend,” “estimate” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about anticipated benefits of the acquisition and other future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Smart Sand disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements of this section, to reflect events or circumstances after the date of this presentation. Smart Sand cautions you that these forward-looking statements are subject to all of the risks and uncertainties incident to acquisitions as well as incidental to the proppant supply industry, most of which are difficult to predict and many of which are beyond its control. These risks include, but are not limited to, less than anticipated synergies, competition, a decline in proppant demand, capital spending in the oil and gas industry, cash flow and access to capital, environmental risks, and regulatory changes. Should one or more of the risks or uncertainties described herein occur, or should underlying assumptions prove incorrect, Smart Sand’s actual results and plans could differ materially from those expressed in any forward-looking statements. 2

Acquisition Highlights Purchase Price & Liquidity Support ▪ $2M purchase price, consideration paid in 1.50M shares of SND stock (share count based on 20- day VWAP for SND prior to close) ▪ Up to $5M in liquidity support for Eagle operations for 12 months ▪ 6% interest during first 12 months ▪ 8% after first 12 months ▪ Loan would amortize ratably over three years after first 12 months ▪ Can be paid in combination of cash or stock, and pre-payable at any time Primary Assets Acquired ▪ Utica Plant and Mine (1) ▪ 1.6M ton plant with 138M tons estimated minimum reserves in Utica, IL ▪ Reserve base is ~70% finer mesh sands ▪ Unit train capable terminal in Peru, IL with direct access to the BNSF rail line. Facility is capable of managing up to 550 railcars ▪ During the 12 months ending March 2020, 831k tons were sold through Utica ▪ New Auburn (1) ▪ 1.9M ton plant with 36M tons estimated minimum reserves ▪ Facility is capable of supporting 400 railcars ▪ During the 12 months ending March 2020, 417k tons were sold through New Auburn ▪ Assets currently idle due to pandemic’s impact on demand and Eagle’s decision to sell non- strategic assets (1): Reserve information disclosed in Eagle Materials 10-K for fiscal year ending March 2020 1

Acquisition Rationale & Plans Opportunity to generate better returns under the SND umbrella and be accretive to shareholders ▪ Expect the acquisition to be accretive to cash flow from operations and we currently anticipate only needing to spend minimal maintenance capital to support operations once they ramp back up ▪ While operations are currently idle, these facilities sold 1.25M tons for the 12 months ending March 30, 2020. Once operations have resumed, we anticipate sales volumes of this level would generate Contribution Margin(2) between $5M and $10M. Utica – Quality plant and incremental NWS reserves with access to additional Class 1 rail carrier at attractive valuation ▪ Access to BNSF for the Utica mine via the Peru terminal provides enhanced access into the Bakken and other basins in Colorado and Wyoming as well as additional direct access into the Texas and Oklahoma markets ▪ Provides us with greater flexibility to provide multiple supply and logistics options to broaden our ability to provide sustainable supply and services to our key customers ▪ Opportunity to leverage additional NWS capabilities to develop new customer relationships New Auburn – Currently plan to keep idle from a mining / plant operation perspective ▪ Railyard provides additional railcar storage space for SND ▪ Offices at location can be used for administrative functions ▪ Provides optionality for low cost incremental NWS supply should market demand increase in the future (2): Contribution Margin is defined as total revenues less costs of goods sold excluding depreciation, depletion and accretion of asset retirement obligations 2